Exhibit (a)(8)
TORTOISE ENERGY INFRASTRUCTURE CORPORATION
ARTICLES OF AMENDMENT
     Tortoise Energy Infrastructure Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST: The charter of Corporation (the “Charter”) is hereby amended to change the name of the series of Preferred Stock (as defined in the Charter) designated “Series I Money Market Cumulative Preferred Shares” to “Tortoise Auction Preferred Shares — Series I” and each reference in the Charter to such series of Preferred Stock is hereby changed accordingly.
     SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law without action by the stockholders.
     THIRD: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested by its Secretary this 21st day of September, 2007.

ATTEST:	TORTOISE ENERGY INFRASTRUCTURE CORPORATION

/s/Connie J. Savage	By:	/s/David J. Schulte (SEAL)

Connie J. Savage Secretary		David J. Schulte President

TORTOISE ENERGY INFRASTRUCTURE CORPORATION
ARTICLES OF AMENDMENT
     Tortoise Energy Infrastructure Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST: The charter of Corporation (the “Charter”) is hereby amended to change the name of the series of Preferred Stock (as defined in the Charter) designated “Series II Money Market Cumulative Preferred Shares” to “Tortoise Auction Preferred Shares — Series II” and each reference in the Charter to such series of Preferred Stock is hereby changed accordingly.
     SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law without action by the stockholders.
     THIRD: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested by its Secretary this 6th day of September, 2007.

ATTEST:	TORTOISE ENERGY INFRASTRUCTURE CORPORATION

/s/Zachary A. Hamel	By:	/s/David J. Schulte (SEAL)

Zachary A. Hamel		David J. Schulte
Secretary		President